UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 23, 2012 (August 23, 2012)

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 23, 2012, SL Green Realty Corp. (the “Company”) announced it will redeem 4,000,000 outstanding shares of its 7.625% Series C Cumulative Redeemable Preferred Stock (the “Preferred Stock”) (NYSE: SLG PRC – CUSIP no. 78440X309) on September 24, 2012 (the “Redemption Date”).  The shares of Preferred Stock will be redeemed at redemption price of $25.00 per share of Preferred Stock plus $0.3707 in accumulated and unpaid dividends on such Preferred Stock through the Redemption Date.  The Preferred Stock called for redemption will be redeemed, as to registered holders, on a pro rata basis, as nearly as practicable.

On August 23, 2012, the Company also announced that it has declared the regular quarterly dividend on the shares of Preferred Stock that will remain outstanding following the redemption for the period July 15, 2012 through and including October 14, 2012 of $0.4766 per share, which is the equivalent of annualized dividends of $1.9064.  The dividend is payable October 15, 2012 to shareholders of record at the close of business on September 28, 2012.

A copy of the press release announcing the redemption of 4,000,000 shares of the Preferred Stock and declaration of the regularly quarterly dividend on the Preferred Stock that will remain outstanding following the redemption is hereby incorporated by reference and filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/S/ James Mead
James Mead
Chief Financial Officer

Date: August 23, 2012